Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Jasper Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Voting common stock, par value $0.0001 per share	457(h)	1,947,500		$24.9197	(2)	$48,531,115.75	0.00014760	$7,163.20
Equity	Voting common stock, par value $0.0001 per share	457(h)	52,500	(3)	$25.41	(4)	$1,334,025.00	0.00014760	$196.91
Equity	Voting common stock, par value $0.0001 per share	457(h)	1,000,000		$21.1817	(5)	$21,181,700.00	0.00014760	$3,126.42
Total Offering Amounts							$71,046,840.75	—	$10,486.53
Total Fee Offsets							$—	—	$382.15
Net Fee Due							—	—	$10,104.38

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Registrant’s voting common stock, $0.0001 par value per share (the “Common Stock”), that become issuable under the Jasper Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) and the Jasper Therapeutics, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $24.9197 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on June 4, 2024, a date within five business days prior to the filing of this Registration Statement.
(3)	Represent shares of Common Stock which are issuable upon exercise of the outstanding stock options previously granted pursuant to the 2024 Plan.
(4)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the exercise price for the options previously granted pursuant to the 2024 Plan on June 6, 2024.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on 85% of $24.9197 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on June 4, 2024, a date within five business days prior to the filing of this Registration Statement. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of fair market value of the Common Stock on (a) the first day of the offering period, and (b) the purchase date.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
File Offset Claims	Jasper Therapeutics, Inc.	Form S-8	333-277674	3/5/2024		$137.98	Equity(6)	Voting common stock, par value $0.0001 per share	55,000	$934,840.50
File Offset Claims	Jasper Therapeutics, Inc.	Form S-8	333-277674		3/5/2024						$137.98

File Offset Claims	Jasper Therapeutics, Inc.	Form S-8	333-270361	3/8/2023		$68.25	Equity(6)	Voting common stock, par value $0.0001 per share	38,045	$619,287.25
File Offset Claims	Jasper Therapeutics, Inc.	Form S-8	333-270361		3/8/2023						$68.25

File Offset Claims	Jasper Therapeutics, Inc.	Form S-8	333-263702	3/18/2022		$175.92	Equity(6)	Voting common stock, par value $0.0001 per share	73,914	$1,897,815.87
File Offset Claims	Jasper Therapeutics, Inc.	Form S-8	333-263702		3/18/2022						$175.92

(6)	Comprised solely of shares of Common Stock previously registered for future issuance under the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which shares of Common Stock remain unsold under the 2021 ESPP and the prior Registration Statements on Form S-8 identified in this Fee Offset Claims and Sources table. The 2024 ESPP superseded and replaced the 2021 ESPP, and no further purchase rights will be granted under the 2021 ESPP and the offering of shares under the 2021 ESPP has terminated.